ENTREMED, INC
EXHIBIT 10.29

     ["..." INDICATES MATERIAL HAS BEEN OMITTED PURSUANT TO A CONFIDENTIAL
           TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY
                 WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                        BIOPROCESSING SERVICES AGREEMENT

This manufacturing services agreement dated this 16th day of October 1998 (the "Agreement") between EntreMed, Inc. a Delaware corporation ("Sponsor") having its principal place of business at 9610 Medical Center Drive, Suite 200, Rockville, MD 20850 and Covance Biotechnology Services Inc., a Delaware Corporation ("CBSI"), having its principal place of business at 6051 George Watts Hill Drive, P. O. Box 13865, Research Triangle Park, NC 27709-3865.

WITNESSETH
WHEREAS, CBSI provides a full range of bioprocessing services to the biopharmaceutical industry, including process development, fermentation, cell culture, separation/purification, bioanalytical chemistry, quality control, quality assurance, and regulatory affairs.

WHEREAS, sponsor desires CBSI to perform services in accordance with the terms of this Agreement and the Scope of Work (as hereinafter defined) related to the production of the material known as Endostatin(TM) (the "Product") and CBSI desires to perform such services.

NOW, THEREFORE, in consideration of the above statements and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.

SCOPE OF WORK

1) A detailed Scope of Work document ("Scope") to be provided by Sponsor or prepared by CBSI under Sponsor's direction and approved by Sponsor will be attached to this agreement as Appendix 1. CBSI will perform the service or services ("Program") for Sponsor in accordance with the Scope. The Scope will specify the program design, information desired, estimated duration of the Program, and all other matters pertinent to completion of the Program, and will be deemed a part of this Agreement and is incorporated herein by reference.

2) CBSI will, at Sponsor's request, consult with Sponsor in developing the Program design in a manner consistent with current regulatory guidelines. However, CBSI does not warrant that the Product will be safe or efficacious or that the CMC section prepared as result of performing the Program will satisfy all the requirements of any regulatory agencies at the time of submission.

3) CBSI's performance of the work will be based on technical information provided by or for the Sponsor. This information will be translated into development and/or manufacturing documents (development plans, batch records, specifications, etc.) which will be reviewed and approved by the Sponsor. These documents will form the basis upon which the work will be performed.

Section 2.

PROGRAM PERFORMANCE

CBSI shall use its best efforts to provide facilities, supplies, and staff necessary to complete the Program as provided in the Scope, as it may be modified as provided herein, and in accordance with the terms of this Agreement. In the event of any conflict between the Scope/Program and this Agreement, the terms of this Agreement shall control.

CBSI will appoint a CBSI representative (the "Project Director") to be responsible for the completion of the Program by CBSI. The Project Director will coordinate performance of the Program with a representative designated by Sponsor (the "Sponsor Representative"), which representative shall have responsibility over all matters relating to performance of the Program on behalf of Sponsor. Unless otherwise agreed in the Scope, all communications between CBSI and the Sponsor regarding the conduct of the Program pursuant to the Scope shall be addressed to or routed through the Project Director and Sponsor Representative, directly. CBSI may, at its option, substitute the Project Director during the course of the program.

Section 3.

PROGRAM MATERIALS

1) Sponsor will provide CBSI with sufficient amounts of raw materials or other substances with which to perform the Program as specified in the Scope, (the "Materials"), as well as all documentation and such other data as may be available to apprise CBSI of the stability of the Materials, process characteristics, proper storage, manufacturing and safety requirements. Sponsor will also provide CBSI with all necessary information to effect the reliable transfer of the process from the Sponsor to CBSI.

2) Upon completion of the Program, any remaining samples of the Materials or other substances provided to CBSI will be returned to Sponsor, at Sponsor's option and/or retained by CBSI in compliance with regulatory requirements.

Section 4.

COMPLIANCE WITH GOVERNMENT REGULATIONS

1) CBSI will perform the Program in accordance with the Scope, and the current state of the Food and Drug Administration's current Good Manufacturing Practices (cGMP's) when appropriate to do so. Subject to paragraph b. of Section 4 below, CBSI will also comply in all material respects with all applicable government regulatory requirements concerning current Good Manufacturing Practices appropriate to the Program.

2) Should such government regulatory requirements be changed, CBSI will make every reasonable effort to satisfy the new requirements. In the event that compliance with such new regulatory requirements necessitates a change in the

       Scope for the Program, CBSI will submit to Sponsor a revised technical and cost proposal for Sponsor's acceptance prior to making any changes in the Scope or the Program.

3) In the event of a conflict in government regulations, Sponsor will designate, in writing, which regulations shall be followed by CBSI in its performance of the Program.

Section 5.

FACILITY VISITS

Sponsor's representatives may visit CBSI's facility at appropriate times consistent with the Program to observe the progress of the Program. CBSI will assist Sponsor in scheduling such visits which will be in compliance with requirement to protect confidentiality of other clients.

Section 6.

COMPENSATION

1) The estimated budget for the Program is "..." for the activities leading up to clinical production and an estimated additional "..." to "..." for clinical production plus materials and other incidentals as specified in the Scope; provided that such budget is subject to adjustment if (1) Sponsor executes this Agreement later than 30 days after the date CBSI has executed this Agreement and (2) the Materials or other data or information required to conduct the Program is supplied or provided more than 30 days after the date CBSI has executed this Agreement. CBSI shall not exceed the budget for the Program without the prior written approval of Sponsor.

2) Sponsor shall make payments as defined in the Payment Schedule. The Payment Schedule with estimated payment dates is attached hereto as Appendix 2. A "..." fee equal to "..." of CBSI's actual cost of materials purchased for the Program will be added to materials invoices. The "..." fee will be waived on the purchase of any single material that costs "..." or more on a per manufacturing lot basis. "..." charges, such as for "...", will be invoiced in the month that CBSI "...". Payments are due 30 days from the date of invoice. Late payments are subject to an interest charge of "...". Any payments that are greater than 90 days past due constitute a breach of this Agreement unless there is a dispute relative to such payments which has not yet been resolved pursuant to
       Section 14.

Section 7.

CHANGE ORDERS

1) The estimated budget for the Program specified in Section 6 of this Agreement and the individual budget components and time estimates specified in the Scope are subject to a number of general and program specific assumptions. The program specific assumptions relate to the Program design and objectives, manpower requirements, timing, capital expenditure requirements, if any, and other matters relating to the completion of the Program as set forth in the Scope (the "Program Assumptions"). CBSI also assumes that the Sponsor will cooperate and perform its obligations under the Agreement and Scope in a timely manner, that no event outside the control of CBSI will occur, including, without limitation, the events described in Section 17, and that there are no material changes to any applicable laws, rules or regulations which effect the Program (the foregoing assumptions together with the Program Assumptions, collectively, the "Assumptions") In the event that any of the Assumptions require modification or the Program objectives cannot be achieved based on the Assumptions (each being, a "Modification") then the Scope may be amended as provided in paragraph b) of this Section 7.

2) In the event a Modification is identified by the Sponsor or by CBSI, the identifying party shall notify the other party as soon as is reasonably possible. CBSI shall provide Sponsor with a Change Order containing an estimate of the required Modifications to the Program budget and timeline specified in the Scope within 20 business days of receiving such notice. Sponsor shall use best efforts to respond in writing to such Change Order promptly. If Sponsor does not approve such Change Order and has not terminated the Program but wants the Program to be modified to take into account the Modification, then Sponsor and CBSI shall use best efforts to agree on a Change Order that is mutually acceptable. If practicable, CBSI shall continue work on the Program during any such negotiations, but shall not commence work with respect to the Change Order unless authorized in writing.

Section 8.

CONFIDENTIAL INFORMATION/LEGAL PROCEEDINGS

1) CBSI will not disclose, without Sponsor's written permission, any information pertaining to Sponsor's Program unless such disclosure: 1) is to an affiliate of CBSI who is under a similar obligation to keep such information confidential; 2) is or becomes publicly available through no fault of CBSI; 3) is disclosed by a third party entitled to disclose it;
       4) is already known to CBSI as shown by its prior written records; or 5) is required by any law, rule, regulation, order decision, decree, subpoena or other legal process to be disclosed. If such disclosure is requested by legal process, CBSI will make all reasonable efforts to notify Sponsor of this request promptly prior to any disclosure to permit Sponsor to oppose such disclosure by appropriate legal action.

2) CBSI will not transfer any materials without Sponsor's written permission to any third party unless such transfer is to an affiliate bound by the terms herein and is consistent with the Program.

3) If CBSI shall be obliged to provide testimony or records regarding any Sponsor Program in any legal or administrative proceeding, then Sponsor shall reimburse CBSI its out-of-pocket costs therefore plus an hourly fee for its employees or representatives equal to the internal fully burdened costs to CBSI of such employee or representative.

Section 9.

WORK PRODUCT

1) All work outputs (e.g. reports) will be prepared on CBSI's standard format unless otherwise specified in the Scope.

2) Sponsor will have title to all Materials, raw data, documentation, records, protocols, specimens and other reports generated as a result of this Program. All such written materials will be archived by CBSI for a period of five years following completion of the Program unless otherwise defined by the Program or required by applicable laws or regulations. Five years after completion of the Program, all of the aforementioned materials will be sent to the Sponsor and a reasonable return fee will be charged. The Sponsor may elect to have the materials retained in the CBSI Archives for an additional period of time at a reasonable additional cost. If the Sponsor chooses to have CBSI dispose of the materials, a reasonable disposal fee will be charged. CBSI will continue to retain such documentation and materials as required by regulations and as may be required by law, pertaining to such activities as well as for archival purposes.

Section 10.

INVENTIONS, PATENTS, AND RESULTS OF THE PROGRAM

Any product or product improvement inventions or discoveries, including new uses for product and related patent rights which arise as a result of the work performed by CBSI will be owned by and assigned to Sponsor and CBSI will cooperate with Sponsor in perfecting Sponsor's interest in such intellectual property. Any process or process improvement inventions or discoveries made solely by CBSI which arise as a result of the work performed by CBSI and related patent rights will be owned by CBSI. Any such process or process improvement inventions or discoveries and related patent rights which are made jointly by the parties shall be owned jointly by the parties. CBSI hereby grants to Sponsor an exclusive, royalty-free, paid up, perpetual, worldwide, sublicensable license in the field of Anti-Angiogenesis under CBSI's sole and joint inventions and related patent rights arising as a result of the work performed by CBSI hereunder in order to make, have made, use, import, sell or offer to sell Product.

Section 11.

INDEPENDENT CONTRACTOR

CBSI shall perform the Program as an independent contractor of Sponsor and shall have complete and exclusive control over its facilities, equipment, employees and agents. Nothing in this agreement or other arrangements for which it is made shall constitute CBSI, or anyone furnished or used by CBSI in the performance of the services, as employee, joint venture, partner, or servant of Sponsor.

Section 12.

INSURANCE

CBSI shall secure and maintain in full force and effect throughout the performance of the Program policies of insurance for (a) Workmen's Compensation,
(b) General Liability, (c) Automobile Liability, and (d) Professional Liability having policy limits, deductibles and other terms appropriate to the conduct of CBSI's business in CBSI's sole and exclusive judgment. Certificates evidencing such insurance will be made available for examination upon request of the Sponsor.

Section 13.

DEFAULT

1) If CBSI is in default of its material obligations under this Agreement, then Sponsor shall promptly notify CBSI in writing of any such default. CBSI shall have a period of 45 days from the date of receipt of such notice within which to cure such default; provided that if such default renders the Program invalid, then CBSI, shall, at Sponsor's option, either (1) repeat the Program at its cost within a time period mutually agreed to by it and Sponsor or (2) refund the contract price paid by Sponsor. If CBSI shall fail to cure such default within the specified cure period or repeat the Program, as the case may be, then this Agreement shall, at Sponsor's option, immediately terminate. In the event of such termination, Sponsor's sole remedy shall be, in the case where such default has not rendered the Program invalid, a reduction in the total contract price for the Program in an amount equal to the difference between (1) the total contract price for the Program and (2) the value of the work properly performed, and, in the case where such default does render the Program invalid, a refund of the contract price; provided however that under no circumstance shall CBSI be liable to Sponsor in an amount that, in aggregate exceeds, the contract price paid for such Program. In the event that any said default is directly attributable to the grossly negligent acts or omissions of CBSI, the limitation of remedies set forth in this section 12 (a) shall not apply.

2) If Sponsor is in default of its material obligations under this Agreement, CBSI shall promptly notify Sponsor in writing of any such default. Sponsor shall have a period of 45 days from the date of receipt of such notice within which to cure such default; provided that if Sponsor fails to cure such breach within the specified cure period, this Agreement shall, at CBSI's option, immediately terminate.

3) Not withstanding anything herein to the contrary, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE ENTITLED TO INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES ARISING IN CONNECTION WITH THE DEFAULT OR BREACH OF ANY OBLIGATION OF THE OTHER PARTY UNDER THIS AGREEMENT, THE SCOPE OR ANY DOCUMENTS OR APPENDICES RELATED THERETO.

Section 14.

DISPUTE RESOLUTION

1) In the event any dispute shall arise between the Sponsor and CBSI with respect to any of the terms and conditions of this Agreement or the Protocol; then senior executives of the Sponsor and CBSI shall meet as promptly as practicable after notice of such dispute to resolve in good faith such dispute.

2) If the Sponsor and CBSI are unable to satisfactorily resolve the dispute, then such dispute shall be finally settled by an arbitrator in accordance with this Section 13. The arbitration will be held in or around Raleigh, North Carolina, and except as noted below, shall be conducted in accordance with the rules of the American Arbitration Association by two arbitrators appointed, one by each party. If the arbitrators appointed cannot agree on the resolution of the dispute within sixty (60) days after the dispute is submitted to them, they shall thereupon appoint a third arbitrator, and if they fail to agree upon a third arbitrator within 30 days after a deadlock is declared by either arbitrator, a third arbitrator will be appointed by the American Arbitration Association upon the request of either arbitrator. The arbitrators shall have no authority to award consequential, punitive or exemplary damages or to vary from or ignore the terms of this Agreement and shall be bound by controlling law. Finally, the parties may seek judicial intervention for emergency relief, such as restraining orders and injunctions where appropriate.

       Any decision by the third arbitrator and either one of the other arbitrators shall be binding upon the parties and may be entered as final judgment in any court having jurisdiction. The cost of any arbitration proceeding shall be borne by the parties as the arbitrators shall determine if the parties have not otherwise agreed. The arbitrators shall render their final decision in writing to the parties.

Section 15.

INDEMNIFICATION

1) CBSI shall indemnify Sponsor and its affiliates and their respective officers, directors and employees from any loss, cost, damage or expense (a "Loss") from any lawsuit, action, claim, demand, assessment or proceeding (a "Claim") for personal injury to Program participants or personal injury to any employee of Sponsor or property damage arising or occurring during the conduct of the Program as a result of (i) CBSI's negligence, gross negligence or intentional misconduct or inaction, or
       (ii) CBSI's violation, non-compliance or non-performance of any terms of this Agreement; provided that if such Loss or Claim arises in whole or in part from Sponsor's negligence, gross negligence or intentional misconduct or inaction, then the amount of the Loss that CBSI shall indemnify Sponsor for pursuant to this Section 14 shall be reduced by an amount in proportion to the percentage of Sponsor's responsibilities for such Loss determined by a court of competent jurisdiction in a final and non-appealable decision or in a binding settlement between the parties.

2) Sponsor shall indemnify CBSI and its affiliates and their respective officers, directors, employees and agents (the "CBSI Group") from any Claim or Loss arising from or related to (i) personal injury to a participant in the Program or personal injury to any employee of the CBSI Group directly or indirectly caused by the raw material, Product, intermediates or the Program, (ii) CBSI's performance of or involvement with the raw material, the Product or its obligations under this Agreement or the Scope related thereto, (iii) CBSI's performance of the Program violating or infringing on the patents, trademarks, tradenames, servicemarks or copyrights of any third party with respect to Product and the process to manufacture Product, Product intermiediates, or raw materials relating to Product, (iv) the harmful or otherwise unsafe effect of the raw materials or Product, including, without limitation, a Claim based upon Sponsor or any other person's use, consumption, sale, distribution or marketing of any substance, including the raw material or the Product, (v) the negligence, gross negligence or intentional misconduct or inaction of Sponsor in the performance of its obligations under this Agreement or Scope related to the Program, or (vi) the Sponsor's violation, non-compliance or non-performance of any of the terms of this Agreement; provided that if such Loss or Claim (other than a Loss or Claim described in clause (iv) hereof) arises in whole or in part from CBSI's negligence, gross negligence or intentional misconduct or inaction, then the amount of such Loss that Sponsor shall indemnify the CBSI Group for pursuant to this Section 14 shall be reduced by an amount in proportion to the percentage of CBSI's responsibilities for such Loss as determined by a court of competent jurisdiction in a final and non-appealable decision or in a binding settlement between the parties. Sponsor shall not indemnify the CBSI Group from any Loss from any claim described in clause (iv) hereof arising solely from the willful misconduct or inaction of CBSI.

3) Upon receipt of notice of any Claim which may give rise to a right of indemnity from the other party hereto, the party seeking indemnification (the "Indemnified Party") shall give written notice thereof to the other party, (the "Indemnifying Party") with a Claim for indemnity. Such Claim for indemnity shall indicate the nature of the Claim and the basis therefore. Promptly after a claim is made for which the Indemnified Party seeks indemnity, the Indemnified Party shall permit the Indemnifying Party, at its option and expense, to assume the complete defense of such Claim, provided that (i) the Indemnified Party will have the right to participate in the defense of any such Claim at its own cost and expense,
       (ii) the Indemnifying Party will conduct the defense of any such Claim with due regard for the business interests and potential related liabilities of the Indemnified Party and (iii) the Indemnifying Party will, prior to making any settlement, consult with the Indemnified Party as to the terms of such settlement. The Indemnified Party shall have the right, at its election, to release and hold harmless the Indemnifying Party from its obligations hereunder with respect to such Claim and assume the complete defense of the same in return for payment by the Indemnifying Party to the Indemnified Party of the amount of the Indemnifying Party's settlement offer. The Indemnifying Party will not, in defense of any such Claim, except with the consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect thereof. After notice to the Indemnified Party of the Indemnifying Party's election to assume the defense of such Claim, the Indemnifying Party shall be liable to the Indemnified Party for such legal or other reasonable expenses subsequently incurred by the Indemnified Party in connection with the defense thereof at the request of the Indemnifying Party. As to those Claims with respect to which the Indemnifying Party does not elect to assume control of the defense, the Indemnified Party will afford the Indemnifying Party an opportunity to participate in such defense at the Indemnifying Party's own cost and expense, and will not settle or otherwise dispose of any of the same without the consent of the Indemnifying Party.

Section 16.

REPRESENTATION

Sponsor hereby represents and warrants to CBSI that it has legal title and/or a valid license to the raw material, expression systems and process patents and the Product and that, to the best of its knowledge, CBSI's performance of the Program will not violate or infringe on the patents, trademarks, tradenames, servicemarks or copyrights of any third party.

Section 17.

FORCE MAJEURE

Either party shall be excused from performing its respective obligations under this Agreement if its performance is delayed or prevented by any event beyond such party's reasonable control, including, but not limited to, acts of God, fire, explosion, weather, disease, war, insurrection, civil strife, riots, government action, or power failure, provided that such performance shall be excused only to the extent of and during such disability. Any time specified for completion of performance in the Scope falling due during or subsequent to the occurrence of any or such events shall be automatically extended for a period of time to recover from such disability. CBSI will promptly notify Sponsor if, by reason of any of the events referred to herein, CBSI is unable to meet any such time for performance specified in the Scope. If any part of the Program is invalid as a result of such disability, CBSI will, upon written request from Sponsor, but at Sponsor's sole cost and expense, repeat that part of the Program affected by the disability. If CBSI is likely to be unable to perform for a period in excess of 60 days then the parties agree to negotiate in good faith a mutually satisfactory approach to resolve the delay resulting from this paragraph. If the parties cannot reach a mutually satisfactory approach within 60 days, then Sponsor shall be entitled to terminate this Agreement without payment of liquidated damages (Section 20).

Section 18.

ALLOCATION OF RESOURCES

If delays in the agreed commencement or performance of the Program occur because of the Sponsor's inability to supply CBSI with agreed Materials or any information required to begin or perform the Program within 30 days of such agreed time, CBSI may reallocate resources being held for performance of the Program without incurring liability to Sponsor.

Section 19.

USE OF NAMES

Neither party shall use the name of the other party or the names of the employees of the other party in any advertising or sales promotional material or in any publication without prior written permission of such party, except Sponsor may, as required by law or regulatory requirements, disclose that CBSI has performed the Program.

Section 20.

TERMINATION BY SPONSOR

1) Sponsor may at any time terminate the Program prior to completion by giving 45 days written notice to CBSI. In such event CBSI shall comply with such notice to terminate work on the Program and use its best efforts to reduce cost to Sponsor, and Sponsor shall pay CBSI upon receipt of CBSI's invoice all of its costs incurred or irrevocably obligated, plus, as liquidated damages and not as a penalty, the following: (i) if termination occurs prior to initiation of large scale cGMP manufacturing, a cancellation fee equal to 10 % of the uninvoiced portion of the budget; (ii) if termination occurs after initiation of large scale cGMP manufacturing, a cancellation fee equal to 20 % of the uninvoiced portion of the budget, not withstanding the foregoing , Sponsor shall not be responsible for payment of liquidated damages in the event of CBSI's material breach or insolvency;

2) The termination of this Agreement for any reason shall not relieve either party of its obligation to the other for obligations in respect of (i) confidentiality of information, (ii) consents for advertising purposes and publications, (iii) indemnification and, (iv) compensation for services performed.

Section 21.

ASSIGNMENT

This Agreement shall not be assigned in whole or in part by either party without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed except Sponsor may assign without consent in the event of a merger, acquisition, or transfer of all of its assets related to this Agreement. Any attempt to assign this Agreement without such consent, where required, shall be void and of no effect subject to the limitations on assignment herein. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

Section 22.

NOTICE

All notices to be given as required in the Agreement shall be in writing and shall be delivered personally, sent by telecopies, or mailed either by a reputable overnight carrier or first class mail, postage prepaid to the parties at the addresses set forth above or such other addresses as the parties may designate in writing. Such notice shall be effective on the date sent, if delivered personally or sent by telecopier, the date after delivery if sent by overnight carrier and on the date received if mailed first class.

Section 23.

CHOICE OF LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to choice of law principles.

Section 24.

WAIVER/SEVERABILITY

No waiver of any provision of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or be construed as a further or continuing waiver of any such provision, or of any other provision or condition of this Agreement. If any provisions hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions of this Agreement shall not be effected thereby.

Section 25.

ENTIRE AGREEMENT;  MODIFICATION/COUNTERPARTS

This instrument, the Confidential Disclosure Agreement with an effective date of 31 March 1998, and the Scope set forth the entire Agreement between the parties hereto with respect to the performance of the Program by CBSI for Sponsor and as such, supersedes all prior and contemporaneous negotiations, agreements, representations, understandings, and commitments with respect thereto and shall take precedence over all terms, conditions and provisions on any purchase order form or form of order acknowledgment or other document purporting to address the same subject matter. This Agreement shall not be waived, released, discharged, changed or modified in any manner except by an instrument signed by the duly authorized officers of each of the partied hereto, which instrument shall make specific reference to this Agreement and shall express the plan or intention to modify same. This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

This Agreement becomes effective and binding on both parties on and as of the last date that the parties hereto have executed this Agreement. Should terms contained herein be at variance with the terms and conditions specified in Sponsor's written acceptance, then the terms and conditions contained herein take precedence.

ENTREMED, INC.                    COVANCE BIOTECHNOLOGY SERVICES INC.

By:    /s/ John W. Holaday        By:    /s/ Charles T. White
   ----------------------------      ------------------------------------
Name:  John W. Holaday, Ph.D.     Name:  Charles T. White, Ph.D.
     --------------------------        ----------------------------------
Title: Chairman & CEO             Title: Sr. V.P., Commercial Development
      -------------------------         ---------------------------------
Date:   10/27/98                  Date:             10/16/98
      -------------------------         ---------------------------------

                                   APPENDIX 1

     ["..." INDICATES MATERIAL HAS BEEN OMITTED PURSUANT TO A CONFIDENTIAL
       TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION]

  SCOPE OF WORK FOR PRODUCTION OF ANIMAL TOXICOLOGY AND HUMAN CLINICAL MATERIAL


PREPARED FOR:               ENTREMED
PREPARED BY:                CBSI
DATE SUBMITTED:             MAY 15, 1998
                            OCTOBER 16, 1998

                                   APPENDIX 1


TABLE OF CONTENTS

UNDERSTANDING OF THE PROJECT AND PROGRAM OBJECTIVES         3
PROGRAM ASSUMPTIONS                                         5
TECHNOLOGY TRANSFER                                         6
CELL BANKING AND TESTING                                    7
ASSAY QUALIFICATION                                         8
PROCESS DEVELOPMENT                                         10
PREPRODUCTION ACTIVITIES                                    12
"..." CGMP TOXICOLOGY RUNS                                 13
"..." DEMONSTRATION RUN                                    15
CLINICAL TRIAL MATERIAL MANUFACTURING                       16
QUALITY FUNCTION                                            17
REGULATORY SUPPORT SERVICES                                 18
PROJECT MANAGEMENT                                          19
PRICE SUMMARY                                               20

                                   APPENDIX 1


UNDERSTANDING OF THE PROJECT AND PROGRAM OBJECTIVE

            UNDERSTANDING OF THE PROJECT

molecule of interest is Endostatin

molecule is expressed in Pichia pastoris

fermentation development work has been performed up to "..." scale at University of Nebraska and purification development work has been performed at Sponsor

"..."

produce "..." of Product for use in clinical trials

current fermentation process produces harvest containing "..."

plan to begin pre-clinical studies in 4Q98

plan to begin Phase I clinical trials in late Q1 1999

       OBJECTIVES FOR THE PROGRAM

       The overall objectives for this collaboration are to provide five deliverables over the course of the Program:

         1)   cGMP animal toxicology and pharmacology material

         2) Process development services for fermentation, purification and analytical protein chemistry

         3)   cGMP human clinical trial material

         4)   CBSI shall guarantee delivery of "..." of cGMP grade Endostatin.

         5)   CBSI shall deliver the "..." by "...".

              CBSI   plans to provide these deliverables as follows:

Transfer existing methodology of fermentation and purification processes from Sponsor to CBSI to manufacture Product

Transfer methodology and qualify assays for in-process control (IPC), for release testing of Product and for use in support of stability testing

Prepare cGMP Pichia pastoris Master and Working Cell Banks

                                   APPENDIX 1

Perform "..." runs at the "..."(1) scale to determine reproducibility, stability and robustness of the transferred fermentation, recovery and purification processes

"..."

Perform "..." demonstration runs at the "..." scale (in the "...") in preparation of the cGMP toxicology runs

Perform pre-production activities in preparation for cGMP manufacturing including procurement, testing and release of raw materials, preparation of cGMP documentation, and equipment and facility set-up

Perform cGMP toxicology lot production at the "..." scale and subsequent purification to produce "..." of Product. ("..." runs are anticipated)

Perform "..." demonstration run at the "..." scale and perform subsequent recovery and purification to demonstrate feasibility of the process at "..." scale

Perform sufficient number of cGMP runs at the "..." scale and perform subsequent recovery and purification to obtain "..." of Product to support Phase I clinical trials. ("..." runs are anticipated)

Manage fill and finish of Product into the desired final package

Perform Quality Control testing and Quality Assurance activities in support of release of Product

Provide manufacturing and QC/QA reports in support of Phase I IND filing for Product in "..."

-----------
(1) in "..."

                                   APPENDIX 1


PROGRAM ASSUMPTIONS

Program assumptions have been listed to provide a framework by which the Program may proceed. If these assumptions prove to be incorrect, then alternative approaches will need to be considered to achieve the stated deliverables.

       1.     The fermentation can be performed "...".

       2. The downstream process can be turned around to match timing from fermentations.

       3. Fermentation will be performed in the "..." through the "..."; Downstream processing will occur in "...".

       4.     Fermentation can be performed in "...".

       5. Product quality and documentation will be consistent with industry standards for "...".

       6. Bulk specification for clinical material will be "...". Which are approximately:

                  "..."
                  "..."
                  "..."
                  "..."
                  "..."
                  "..."
                  "..."

       7. The process yield for "..." is an important term used throughout this Agreement. This yield determination is defined as follows:

                  1.     "..."

                  2.     "..."

       Yield Calculation for the purpose of determining the bench mark level of "..."is calculated as follows:

                          Yield = "..."

       Example: The "..." typically contains "...". If "..." is recovered, then the yield is: "..."

       These yields will then be used to generate "...".

                                   APPENDIX 1

TECHNOLOGY TRANSFER

       The purpose of this activity is to transfer from Sponsor to CBSI existing methodology and process information to obtain a complete understanding of the process as it currently exists.

       TECHNOLOGY TRANSFER includes the following activities:

              Sponsor will transfer existing methods and technical information regarding the fermentation and purification processes and analytical techniques for quantifying Product

              CBSI will visit existing fermentation manufacturing site (ie., Univ. of Nebraska) to view process. CBSI will interact directly and via Sponsor with Univ. of Nebraska where the fermentation and recovery processes are being developed

              CBSI will visit Sponsor to review the existing purification scheme

              CBSI will verify raw materials and purchase long lead time materials

              CBSI will verify equipment requirements and purchase long lead time items, if any

              CBSI will identify any facility or equipment engineering issues related to large scale manufacture

              CBSI will outline the manufacturing plan that includes identifying technical issues with the facility, scheduling of the facility, and development of detailed timelines for specific production activities, including change-over

Estimated Labor

This activity is expected to require approximately "..." to complete.

Pricing

The pricing for this section will be "...". This rate includes "...".

CBSI will notify Sponsor prior to purchasing any material exceeding "..." and Sponsor will be invoiced separately. A "..." fee of the actual cost of materials purchased for the Program will be added to material invoices. The "..." fee will be waived on any single material that costs "..."."...".

                                   APPENDIX 1


CELL BANKING AND TESTING

The objective of these activities is to generate and test a cGMP Master Cell Bank (MCB) from a research cell bank and generate and test a Manufacturers Working Cell Bank (MWCB) from the MCB.

a) CBSI will receive vials of the Pichia pastoris cell line following confirmation of purity and non-host contamination by a qualified sub-contractor. Certificates of Analysis and documentation of testing must be received by CBSI prior to receipt of cells

b) CBSI will develop specifications for all raw materials based on information provided by Sponsor. CBSI will order and release raw materials according to CBSI Standard Operating Procedures

c) CBSI will generate batch records for the cell bank production activities. Sponsor will review and approve all batch records prior to cell bank production

d) CBSI will produce "...". CBSI Quality Group will provide support for batch record review and approval, raw material release and environmental monitoring

e) CBSI will provide temporary storage for cell banks ("..."). Sponsor and CBSI will mutually determine the portion of the cell banks to be stored at CBSI and at a designated third party approved by Sponsor, on a permanent basis

f) CBSI will submit samples of the MCB and MWCB to a qualified sub-contractor to perform the following. CBSI and Sponsor will agree to suitable acceptance criteria for these tests:
                  "..."
                  "..."
                  "..."
                  "..."
                  "..."

g) CBSI will provide Sponsor with copies of the completed and approved batch records. CBSI will retain the originals in its archives

h)     "..." is not included in the scope of this proposal

Estimated Labor

This activity is expected to require approximately "...".

Pricing

The budget for this phase of the Program will be "...".

                                   APPENDIX 1



ASSAY QUALIFICATION

       NOTE: Please see Process Development section for development of assays. Assays developed at CBSI will be qualified as part of analytical development Phase and are not reflected in the price estimate for the assay qualification Phase.

       The purpose of this activity is to perform qualification of assays to assess the performance capability of the assays used in support of cGMP manufacturing and stability studies.

       Sponsor and CBSI will jointly determine the specific assays to be used for in-process control and Product release testing. The types of assays listed below will assess the identity, purity, strength and homogeneity of Product. The specific testing regimen will depend on the inherent properties of Product.

       Multiple samples of Product that are representative of the manufacturing process will be tested according to methods transferred by Sponsor. Results will be evaluated for consistency and methods may require adjustment or further development. "..." are not included in the scope of this section. (See Analytical Development Phase)

       Sponsor/CBSI will provide Standard Reference Material for use in all assays.

       This Table lists the assays that will be employed for "..." of Product.

                   ASSAY                     METHOD                     STATUS
       ----------------------------------------------------------------------------------------
       "..."                       "..."                  See analytical development phase
       ----------------------------------------------------------------------------------------
       "..."                       "..."                  See analytical development phase
       ----------------------------------------------------------------------------------------
       "..."                       "..."                  See analytical development phase
       ----------------------------------------------------------------------------------------
       "..."                       "..."                  See analytical development phase
       --------------------------- ---------------------- -------------------------------------
       "..."                       "..."                  See analytical development phase
       ----------------------------------------------------------------------------------------
       "..."                       "..."                  See analytical development phase
       ----------------------------------------------------------------------------------------
       "..."                       "..."                  See analytical development phase
       ----------------------------------------------------------------------------------------
       "..."                       "..."                  See analytical development phase
       ----------------------------------------------------------------------------------------
       "..."                       "..."                  See analytical development phase
       ----------------------------------------------------------------------------------------
       "..."                       "..."                  Qualify at CBSI
       ----------------------------------------------------------------------------------------
       "..."                       "..."                  Qualify at CBSI
       ----------------------------------------------------------------------------------------
       "..."                       "..."                  Qualify at CBSI

                                   APPENDIX 1

       ----------------------------------------------------------------------------------------
       "..."                       "..."                  Qualify at CBSI
       ----------------------------------------------------------------------------------------
       "..."                       "..."                  Qualify at CBSI
       ----------------------------------------------------------------------------------------
       "..."                       "..."                  TBD
       ----------------------------------------------------------------------------------------
       "..."                       "..."                  TBD
       ----------------------------------------------------------------------------------------


  Estimated Labor

       The hours required for assay qualification is directly related to the number and type of assays to be used in support of the in-process control and Product release testing.

       Pricing

       The pricing for this section of the Program will be "...".

       CBSI will notify Sponsor prior to purchasing any material exceeding "..." and Sponsor will be invoiced separately. A "..." fee of the actual cost of materials purchased for the Program will be added to material invoices. "...".

                                   APPENDIX 1

PROCESS DEVELOPMENT

       The first part of Process Development "..." is "...".

       - Perform "..." at the "..." scale to demonstrate successful process transfer and show process reproducibility. The "..." process, "..." will be used

       - Perform "..." at the "..." scale to demonstrate successful process transfer and show process reproducibility. The basic "..." process, "..." will be used

       -      Develop a recovery process

       -      "..."

       -      Transfer/develop the following assays: "..."

       -      Develop "..."

       CBSI will conduct appropriate Process Development efforts ("...") to improve both "..." and control over production of the "...". PD activities will enable greater control over the variability of these "...".

       This work could result in "...".

       These process development efforts, fermentation, purification and analytical activities, include some or all of proposals described below.

       The efforts could result in significant process improvements in performance and quality for both the cGMP animal toxicology and cGMP human clinical material runs. In addition, continued experimentation could result in substantial yield and process efficiency improvements over the long term.

                                   APPENDIX 1

                                                          NO. OF                           TOTAL
       "..."                                              PERSONS           NO. OF WEEKS   FTE-WEEKS
       =============================================================================================
       "..."                                              "..."             "..."          "..."
       ---------------------------------------------------------------------------------------------
       "..."                                              "..."             "..."          "..."
       ---------------------------------------------------------------------------------------------
       "..."                                              "..."             "..."          "..."
       ---------------------------------------------------------------------------------------------
       Total FTE-weeks needed                                                              "..."
       ---------------------------------------------------------------------------------------------



                                                          NO. OF                           TOTAL
       "..."                                              PERSONS           NO. OF WEEKS   FTE-WEEKS
       =============================================================================================
       "..."                                              "..."             "..."          "..."
       ---------------------------------------------------------------------------------------------
       "..."                                              "..."             "..."          "..."
       ---------------------------------------------------------------------------------------------
       "..."                                              "..."             "..."          "..."
       ---------------------------------------------------------------------------------------------
       "..."                                              "..."             "..."          "..."
       ---------------------------------------------------------------------------------------------
       "..."                                              "..."             "..."          "..."
       ---------------------------------------------------------------------------------------------
       "..."                                              "..."             "..."          "..."
       ---------------------------------------------------------------------------------------------
       "..."                                              "..."             "..."          "..."
       ---------------------------------------------------------------------------------------------
       Total FTE-weeks needed                                                              "..."
       ---------------------------------------------------------------------------------------------



                                                          NO. OF                           TOTAL
       "..."                                              PERSONS           NO. OF WEEKS   FTE-WEEKS
       =============================================================================================
       "..."                                              "..."             "..."          "..."
       ---------------------------------------------------------------------------------------------
       "..."                                              "..."             "..."          "..."
       ---------------------------------------------------------------------------------------------
       "..."                                              "..."             "..."          "..."
       ---------------------------------------------------------------------------------------------
       Total FTE-weeks needed                                                              "..."
       ---------------------------------------------------------------------------------------------

              Pricing

              The pricing for this section will be "...". This rate includes materials during "...". CBSI will notify Sponsor prior to purchasing any material exceeding "..." and Sponsor will be invoiced separately. A "..." fee of the actual cost of materials purchased for the Program will be added to material invoices. The "..." fee will be waived on any single material that costs "..." or more on a single lot basis. "..."

                                   APPENDIX 1


PREPRODUCTION ACTIVITIES

       The purpose of this activity is for CBSI to perform the following activities in preparation for cGMP manufacturing:

       -      Develop and finalize process flow sheets

       -      Complete engineering for processes

       -      Select, qualify and/or audit vendors, if necessary

       - Prepare specifications, purchase, test and release all raw materials

       -      Procure and release all necessary supplies

       -      Complete and qualify any necessary equipment modifications

       - Prepare a detailed list of specifications, test methods, SOPs, protocols and manufacturing procedures

       - Translate Sponsor's procedures into CBSI facility specific manufacturing procedures for implementation into the CBSI Batch Record/Manufacturing Execution System

       - Set up to perform small scale cGMP runs, large scale demonstration runs and large scale cGMP runs

Estimated Labor

This activity is expected to require approximately "...".

Pricing

The pricing for this phase of the Program is will be "..."2




-------------
(2) "..."

                                   APPENDIX 1


"..." cGMP TOXICOLOGY RUNS

Prior to performing cGMP Toxicology runs, CBSI will initiate "..." non-GMP demonstration runs. The purpose of performing non-GMP demonstration runs at the "..." scale is to assess the reproducibility of the entire process prior to cGMP toxicology lot production at the "..." scale.

- Records for this stage of process will be kept in laboratory notebooks or standardized data sheets or draft batch records

- A limited number of analytical techniques to verify product identity and quality will be performed on material from those demonstration runs using pre-qualified assays and performed by the Process Development staff

- Specific goals for yield and purity will be mutually agreed upon between Sponsor and CBSI based on early development results, clinical needs and project timelines. Goals will be dependent on the properties of Product.

The purpose of the cGMP toxicology lot production at the "..." scale is to produce "..." of cGMP material for "..." lots of "..." and "..." for animal toxicology and pharmacology studies. It is estimated that "..." runs will be needed to achieve this goal. A sufficient number of "..." runs will be pooled, following a pre-release3 of sub-lots, at the end of purification to provide the "..." lots. The pooled lots will be tested and released as one lot according to pre-determined specifications and QA review. To minimize product wastage during this Phase, "...". The "..." plan will be finalized prior to initiating any cGMP runs. Sponsor has "...". The final formulation, including "..." will be "...".

The qualified Pichia pastoris MWCB will be used for cGMP manufacturing of animal toxicology material. Production activities include performance of "..." scale fermentation runs through to purified Product including IPC and QC release testing. "...".

Pricing

The budget of this phase of the Program will be "...".

A "..." fee of the actual cost of materials purchased for the Program will be added to material invoices. The "..." fee will be waived on any single material that costs "..." or more on a single lot basis. "..."


--------------
(3) "..."

                                   APPENDIX 1


The average yield ("...") from the "..." toxicology runs will be used in "..." decision points in the scope.

       1)     The yield determines "...".

       2)     "..."

                                   APPENDIX 1


"..." DEMONSTRATION RUN

       - "..."and "..." will be performed according to the procedures transferred/developed including any change in methods determined to be useful following the "..." demonstration and cGMP toxicology runs

       - Additional "..." demonstration runs may be needed if unforeseen scale-up issues arise

       - Records for this stage of the process will be maintained using DRAFT cGMP documents (batch records and formulation records)

       - A limited number of "..." to verify "..." will be performed on "..." using "..."

       -      "..."

Estimated Labor

The "..." activities will be performed in our "..." cGMP manufacturing area. Each manufacturing run is expected to require "..." in the "..." fermentation area and "..." in the "..." purification area. Assuming that the runs are performed in series, "..." will be required for "..." and "..." will be required for "..." and "...". There will be only "..." if the demonstration run is followed immediately by the production runs.

Pricing

The budget for this phase of the Program will be "...".

                                   APPENDIX 1


CLINICAL TRIAL MATERIAL MANUFACTURING

       The purpose of this section is to produce cGMP quality material for use in Phase I clinical trials.

       The qualified Pichia pastoris MWCB will be used for cGMP manufacture of clinical material.

       cGMP documentation as prepared during pre-production activities and modified during demonstration runs will be adhered to and manufacturing will be performed under Quality Assurance oversight as described in the Quality Function section.

       CBSI will perform approximately "..."runs "..." to produce approximately "..." of Product. It is hoped that PD activities to improve fermentation and purification yields will result in a reduced number of runs.

       CBSI is investigating all options to move Product into "..." scale manufacturing by the end of 1998. If this is not possible, the option exists to produce initial clinical material at the "..." scale. If the initial clinical material is produced at the "..." scale, the price would be "...".

       Analytical methods to verify substance identity and quality will be performed by "..." (See "...").

       Bulk Product will be "...".

       CBSI will provide Sponsor with copies of the completed and approved batch records. All records will be in pre-approved cGMP documents subject to full QA review. CBSI will retain the originals in its archives.

       "..."

Estimated Pricing

       The budget for this phase of the Program will be determined based on yields obtained during the toxicology campaign at the "..." scale. See Pricing Summary section for pricing details.

                                   APPENDIX 1


QUALITY FUNCTION

The purpose of this activity is to provide Quality Control and Quality Assurance support for cGMP manufacturing activities.

CBSI Quality Assurance will provide support to ensure cGMP compliance of clinical production runs through issuance of controlled production records including, but not limited to item specifications and batch records, release of all equipment and manufacturing areas for cGMP manufacturing, preparation of CofA and review of completed production records and environmental control for manufacturing areas.

Product manufactured by CBSI will be tested according to qualified methods and will be compared with reference standards to be supplied by Sponsor. CBSI recommends that the Product release tests include:

                  "..."            "..."
            --------------------------------------
                  "..."            "..."
            --------------------------------------
                  "..."            "..."
            --------------------------------------
                  "..."            "..."
            --------------------------------------
                  "..."            "..."
            --------------------------------------

Estimated Labor

The hours required for QC Product testing is directly related to the number and type of assays used to test each sample.

Pricing

The pricing for this section of the Program is included in the price of the appropriate section the activities are associated with.

                                   APPENDIX 1


REGULATORY SUPPORT SERVICES

The purpose of this activity is to support the regulatory aspects of manufacturing Product at the CBSI facility.

The Regulatory support segment includes the following activities:

       -      Prepare site documents

       -      Prepare scale-up/development and other reports

       -      Write the CMC sections for Phase I IND filing

       -      Respond to any questions raised by regulatory authorities

       -      Host any inspections

Estimated Labor :

This activity is expected to require approximately "...".

Pricing:

The budget for regulatory activities with the exception "..." will be "...".

"..."

                                   APPENDIX 1


PROJECT MANAGEMENT

CBSI takes a "..." approach to managing all manufacturing projects. The "..." would consist of a "...". The "..." would meet "..." via teleconference or in person.

The Executive Committee will meet "..." (or as required) to review Program progress, review budgetary progress and address any outstanding issues.

The Project Director is responsible for coordination of all technical aspects of the Program, including monitoring financial and temporal progress of the Program and submitting periodic reports.

Estimated Labor:

CBSI will provide a Project Director for the duration of the project. This effort is estimated at "..." during the course of the Program.

Pricing:

The budget for this activity will be "...".

                                   APPENDIX 1


PRICE SUMMARY

"..."



              ACTIVITY                     PRICE
----------------------------------------------------
"..."                               "..."
----------------------------------------------------
"..."                               "..."
----------------------------------------------------
"..."                               "..."
----------------------------------------------------
"..."                               "..."
----------------------------------------------------
"..."                               "..."
----------------------------------------------------
"..."                               "..."
----------------------------------------------------
"..."                               "..."
----------------------------------------------------
"..."                               "..."
----------------------------------------------------
"..."                               "..."
----------------------------------------------------
"..."                               "..."
----------------------------------------------------

"...".

"..."

                                   APPENDIX 1


"..."

The price for the "..." section will be based on "..."

--------------------------------------------------------------------------------------
"..."           "..."          "..."         "..."          "..."         "..."
--------------------------------------------------------------------------------------
"..."           "..."          "..."         "..."          "..."         "..."
--------------------------------------------------------------------------------------


-------------------------------------------------------------------------
       "..."            "..."            "..."             "..."
-------------------------------------------------------------------------
       "..."            "..."            "..."             "..."
-------------------------------------------------------------------------
       "..."            "..."            "..."             "..."
-------------------------------------------------------------------------
       "..."            "..."            "..."             "..."
-------------------------------------------------------------------------
       "..."            "..."            "..."             "..."
-------------------------------------------------------------------------
       "..."            "..."            "..."             "..."
-------------------------------------------------------------------------
       "..."            "..."            "..."             "..."
-------------------------------------------------------------------------
       "..."            "..."            "..."             "..."
-------------------------------------------------------------------------

"...".

CBSI                                       ENTREMED

By:     /s/ Charles T. White           By:    /s/ John W. Holaday
   ------------------------------         -------------------------
Date:        10/16/98                  Date:         10/22/98
     ----------------------                 ----------------------